SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          GAMCO INVESTORS, INC.
                                 7/08/97           10,000             5.3379
                                 7/07/97           10,000             5.2923
          GAMCO INVESTORS, INC.
                                 7/08/97            2,300             5.3379
                                 7/07/97            7,000             5.2923
          GABELLI ASSOCIATES LTD
                                 7/08/97            9,000             5.3472



























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.


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